Exhibit (l)(ii)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

May 8, 2018

Center Coast Brookfield MLP & Energy Infrastructure Fund

1600 Smith Street

Suite 3800

Houston, Texas 77002

Re:                             Center Coast Brookfield MLP & Energy Infrastructure Fund —
 Offering of Common Shares

Ladies and Gentlemen:

We have acted as special counsel to Center Coast Brookfield MLP & Energy Infrastructure Fund, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the issuance and sale by the Trust of up to 15,173,943 shares (the “Shares”) of the Trust’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), pursuant to the Second Amended and Restated Distribution Agreement, dated May 8, 2018 (the “Distribution Agreement”), between the Trust and Foreside Fund Services, LLC.

This opinion is being furnished in accordance with the requirements of sub-paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act of 1933, as amended, (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)            the notification of registration on Form N-8A (File No. 811-22843) of the Trust filed with the Securities and Exchange Commission (the “Commission”) under the 1940 Act on May 10, 2013;

(ii)           the registration statement on Form N-2 (File Nos. 333-210697 and 811-22843) of the Trust, filed with the Commission on April 11, 2016 under the Securities Act and the 1940 Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Securities Act Rules and Regulations”), Post-Effective Amendments No. 1 through 5 thereto, including information deemed to be a part of the registration statement pursuant to Rule 430B of the Securities Act Rules and Regulations, and

the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on May 2, 2018 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(iii)          the prospectus and Statement of Additional Information of the Trust, each dated May 2, 2018, in the form filed with the Commission on May 8, 2018 pursuant to Rule 497 of the Securities Act Rules and Regulations;

(iv)          the prospectus supplement of the Trust, dated May 8, 2018, relating to the offering of the Shares, in the form filed with the Commission on May 8, 2018 pursuant to Rule 497 of the Securities Act Rules and Regulations;

(v)           an executed copy of a certificate of Thomas D. Peeney, Secretary of the Trust, dated the date hereof (the “Secretary’s Certificate”);

(vi)          a copy of the Trust’s Certificate of Trust (the “Certificate of Trust”), as certified by the Secretary of State of the State of Delaware as of May 8, 2018 and certified pursuant to the Secretary’s Certificate;

(vii)         a copy of the Trust’s Agreement and Declaration of Trust, by the trustees of the Trust, dated as of August 14, 2013, as supplemented by the Statement of Preferences to the Amended and Restated Declaration of Trust, dated September 22, 2016 (the “Declaration of Trust”), certified pursuant to the Secretary’s Certificate;

(viii)        a copy of the Trust’s By-Laws, as amended and in effect as of the date hereof (the “By-Laws”), certified pursuant to the Secretary’s Certificate;

(ix)          copies of certain resolutions relating to the issuance and sale of the Shares and related matters, adopted (i) by the Board of Trustees of the Trust (the “Board of Trustees”) on November 24, 2014; (ii) by the Board of Trustees on December 14, 2015, (iii) by the Board of Trustees on March 31, 2016, (iv) by the offering committee of the Board of Trustees on May 27, 2016, (v) by the Board of Trustees on July 24, 2017, (vi) by the Board of Trustees on January  23, 2018, (vii) by the Board of Trustees on February 13, 2018, and (viii) by the Board of Trustees on February 28, 2018, each certified pursuant to the Secretary’s Certificate;

(x)           a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Trust’s existence and good standing in the State of Delaware; and

(xi)          an executed copy of the Distribution Agreement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Distribution Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the DSTA.  The Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the Securities Act Rules and Regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA and, when the Shares have been duly entered into the share record books of the Trust and issued and sold in accordance with the terms of the Distribution Agreement, the Shares will be validly issued and fully paid, and under the DSTA, the holders of the Shares will have no obligation to make further payments for the purchase of such Shares or contributions to the Trust solely by reason of their ownership of such Shares except for their obligation to repay any funds wrongfully distributed to them.

In rendering the foregoing opinions we have assumed that:

(a)           the Certificate of Trust, Declaration of Trust and the Bylaws constitute the only governing instruments, as defined in the DSTA, of the Trust;

(b)           any Shares issued and sold pursuant to the Distribution Agreement are sold at a price that is not below (i) the par value per Common Share and (ii) the then current net asset value per Common Share, exclusive of any distributing commission or discount, which net asset value shall be determined as of a time within forty-eight hours, excluding Sundays and holidays, next preceding the time of such determination.

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We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the headings “Legal Matters” and “General Information — Counsel and Independent Registered Public Accounting Firm” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP